SECURITIES ACT OF 1993 FILE NO:  (IF APPLICATION OF
     DETERMINE ELIGIBILITY OF TRUSTEE FOR DELAYED OFFERING
                  PURSUANT TO SECTION 305(b)(2)

==================================================================

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                   __________________________

                            FORM T-1

           STATEMENT OF ELIGIBILITY AND QUALIFICATION
           UNDER THE TRUST INDENTURE ACT OF 1939 OF A
            CORPORATION DESIGNATED TO ACT AS TRUSTEE

        CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
        OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)______

                  ____________________________

                THE FIRST NATIONAL BANK OF BOSTON
       (Exact name of trustee as specified in its charter)

                           04-2472499
              (I.R.S. employer Identification No.)

100 Federal Street, Boston, Massachusetts                 02110
(Address of principal executive offices)               (Zip Code)

           Gary A. Speiss, Cashier and General Counsel
  100 Federal Street, 24th Floor, Boston, Massachusetts 02110
                         (617) 434-2870
    (Name, address and telephone number of agent for service)

                 _______________________________

                      NEW PLAN REALTY TRUST
       (Exact name of obligor as specified in its charter)

MASSACHUSETTS                                13-1995781
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)               Identification No.)

1120 AVENUE OF THE AMERICAS                  10036
NEW YORK, NEW YORK                           (Zip Code)
(Address of principal executive offices)


                     Senior Debt Securities
                 (Title of indenture securities)


1.   General Information

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

     Comptroller of the Currency of the United States, Washington,
     D.C.
     Board of Governors of the Federal Reserve System, Washington,
     D.C.
     Federal Deposit Insurance Corporation, Washington, D.C.

     (b) Whether it is authorized to exercise corporate trust powers.

     Trustee is authorized to exercise corporate trust powers.

2.   Affiliations with Obligor and Underwriters.

     If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

     None with respect to the Trustee.
     (See Notes on page 2)
     None with respect to Bank of Boston Corporation.

3. through 11.  Not applicable.

12.  Indebtedness of the Obligor of the Trustee

          COL. A                 COL. B               COL. C
         NATURE OF               AMOUNT
       INDEBTEDNESS            OUTSTANDING            DATE DUE
       ____________            ___________            ________

           N/A                      -0-                  N/A


13. through 15.  Not applicable.

16.  List of Exhibits.

     List below all exhibits filed as part of this statement of eligibility and qualification.

     1. A copy of the articles of association of the trustee as now in effect.

     A certified copy of the Articles of Association of the trustee is filed as Exhibit No. 1 to statement of eligibility and qualification No. 22-9514 and is incorporated herein by reference thereto.

     2. A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association.


     A copy of the certificate of T. McLean Griffin, Cashier of the trustee, dated February 3, 1978, as to corporate succession containing copies of the Certificate of the Comptroller of the Currency that The Massachusetts Bank, National Association, into which The First National Bank of Boston was merged effective January 4, 1971, is authorized to commence the business of banking as a national banking association, as well as a certificate as to such merger is filed as Exhibit No. 2 to statement of eligibility and qualification No. 22-9514 and is incorporated herein by reference thereto.

     3. A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2) above.

     A copy of a certificate of the Office of the Currency dated
February 6, 1978 is filed as Exhibit No. 3 to statement of eligibility and qualification No. 22-9514 and is incorporated herein by reference thereto.

     4. A copy of the existing by-laws of the trustee, or instruments corresponding thereto.

     A certified copy of the existing By-Laws of the trustee dated December 23, 1993 is filed as Exhibit No. 4 to statement of eligibility and qualification No. 22-25754 and is incorporated herein by reference thereto.

     5. The consent of the trustee required by Section 321(b) of the Act.

     The consent of the trustee required by Section 321(b) of the Act is annexed hereto and made a part hereof.

     6. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

     A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as Exhibit 7 and made a part hereof.

                              NOTES

     In answering any item in this Statement of Eligibility and Qualification which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

     The answer furnished to Item 2 of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.

                           SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, The First National Bank of Boston, a national banking association organized and existing under the laws of The United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the Town of Canton and Commonwealth of Massachusetts, on the 24th day of March, 1995

                         THE FIRST NATIONAL BANK OF BOSTON, Trustee


                         By:  KECIA R. BANKS
                              _____________________________
                              KECIA R. BANKS
                              SENIOR ACCOUNT ADMINISTRATOR







                            EXHIBIT 6

                       CONSENT OF TRUSTEE

     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issue by New Plan Realty Trust, Senior Debt Securities, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                         THE FIRST NATIONAL BANK OF BOSTON, Trustee


                         By:  KECIA R. BANKS
                              _____________________________
                              KECIA R. BANKS
                              SENIOR ACCOUNT ADMINISTRATOR






                            EXHIBIT 7

CONSOLIDATED REPORT OF CONDITION, INCLUDING DOMESTIC AND FOREIGN
                        SUBSIDIARIES, OF

                THE FIRST NATIONAL BANK OF BOSTON

     In the Commonwealth of Massachusetts, at the close of business on December 31, 1994. Published in response to call made by Comptroller of the Currency, under Title 12, United States Code,
Section 161.  Charter number 200.  Comptroller of the Currency
Northeastern District.

                             ASSETS

                                                         Dollar
                                                       Amounts in
                                                       Thousands
                                                       __________
Cash and balances due from depository
institutions:
  Noninterest-bearing balances and
  currency and coin..............................      $1,862,093
   Interest-bearing balances.....................       1,551,280
Securities.......................................       3,935,691
Federal funds sold and securities purchased under
  agreements to resell in domestic offices of the
  bank and of its Edge and Agreement subsidiaries,
  and in IBF's:
   Federal funds sold............................         758,937
   Securities purchased under
     agreements to resell........................               0
Loans and lease financing receivables:
   Loans and leases, net of
      unearned income............................     $25,796,462
   LESS: Allowance for loan and lease
      losses.....................................     $   534,630
   LESS: Allocated transfer risk
      reserve....................................     $         0
   Loans and leases, net of unearned income,
      allowance and reserve.......................     25,261,832
Assets held in trading accounts...................        840,348
Premises and fixed assets (including
   capitalized leases)............................        398,475
Other real estate owned...........................         48,504
Investments in unconsolidated subsidiaries
   and associated companies.......................        103,670
Customers' liability to this bank on acceptances
   outstanding....................................        304,031
Intangible assets.................................        651,394
Other assets......................................      1,170,251
                                                      ___________
   Total Assets...................................    $36,886,506
                                                      ===========

                           LIABILITIES

Deposits:
   In domestic offices............................    $14,924,310
   Noninterest-bearing.............$ 4,035,673
   Interest-bearing................ 10,888,637
In foreign offices, Edge and Agreement
   subsidiaries, and IBF's........................      9,998,764
   Noninterest-bearing.................570,582
   Interest-bearing..................9,428,182
Federal funds purchased and securities sold under
   agreements to repurchase in domestic
     offices of the bank and of its Edge and
     Agreement subsidiaries, and in IBF's:
   Federal funds purchased........................      2,464,904
   Securities sold under agreements
     to repurchase................................        277,077
Demand notes issued to the U.S. Treasury..........        364,045
Trading Liabilities...............................        227,865
Other borrowed money..............................      3,875,462
Mortgage indebtedness and obligations
  under capitalized leases........................         14,007
Bank's liability on acceptances
  executed and outstanding........................        305,512
Subordinated notes and debentures.................        979,167
Other liabilities..................................     1,022,105
   Total Liabilities..............................     34,453,218
                                                       ==========
Limited-life preferred stock and equity capital          0




                         EQUITY CAPITAL

Perpetual preferred stock and related surplus..... $       0
Common stock......................................    82,264
Surplus...........................................   987,524
Undivided profits and capital reserves............ 1,408,062
LESS:  Net unrealized loss on marketable
  equity securities...............................  (39,027)
Cumulative foreign currency translation
  adjustments.....................................   (5,535)
Total equity capital.............................. 2,433,288
                                                   _________
     Total Liabilities, Limited-life preferred
       stock, and equity..........................$36,866,506
                                                 ___________
                                                 ___________





     I, Robert T. Jefferson, Comptroller of the above-named bank, do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                              Robert T. Jefferson


                                        February 13, 1995

     We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                              Charles K. Gifford
                              Ira Stepanian
                              J. Donald Monan
                                   Directors

                                        February 13, 1995